UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

Nemus Bioscience, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626
(Address of principal effective offices)      (Zip Code)

Registrant's telephone number, including area code: (949) 396-0330

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2015, the board of directors (the “Board”) of Nemus Bioscience, Inc. (the “Company”) terminated the employment of John B. Hollister as the Company’s Chief Executive Officer and he will no longer serve as an employee, officer or director of the Board, effective immediately.  Mr. Hollister ending his tenure on the Board was not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices, or other occurrence that would require disclosure under Item 5.02(a) of Form 8-K. A copy of Mr. Hollister’s letter is filed as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 24, 2015, the Board appointed Dr. Brian S. Murphy, 57, the Company’s Chief Medical Officer, to serve as its new Chief Executive Officer and as a member of the Board to fill the vacancy created.

Dr. Murphy was appointed as the Company’s Chief Medical Officer in October 2014. Dr. Murphy was the Chief Medical Officer of Nemus, the Company’s subsidiary, from August 2014 to October 2014. From 2009 to August 2014, Dr. Murphy served as the Chief Medical Officer of Eiger Biopharmaceuticals. From 2003 to 2006, Dr. Murphy was Chief Medical Officer at Epiphany Biosciences. From 2003 to 2006, Dr. Murphy was Chief Medical Officer at Valeant Pharmaceuticals International (VRX) where his responsibilities also included oversight of Global Medical Affairs and Pharmacovigilance. Dr. Murphy also served as Medical Director, then Vice President of Marketing and Commercial Strategy of Hepatology for InterMune, Inc. (ITMN). From 2000 to 2002, Dr. Murphy was Medical Director of North America for Antivirals/Interferons/Transplant at Hoffmann-LaRoche. Prior to joining industry, Dr. Murphy was Assistant Professor of Medicine at New York Medical College and was Director of the Clinical Strategies Program at St. Vincent's Hospital in New York City, the lead hospital of the Catholic Healthcare Network of New York. Dr. Murphy is board-certified in internal medicine and completed his residency in internal medicine at Tufts-New England Medical Center and served as Chief Medical Resident in the Boston University program. Dr. Murphy completed parallel fellowship tracts at Harvard Medical School, one in internal medicine/clinical Epidemiology at the Massachusetts General Hospital and the other in Medical Ethics addressing issues of distributive justice and access to care at Brigham & Women's Hospital. Dr. Murphy earned his MD, MPH (general public health), and MS (pharmacology) degrees from New York Medical College and is a graduate of the Harvard School of Public Health (MPH in Health Policy and Management). He earned his MBA at the Columbia University Graduate School of Business.

Dr. Murphy has no family relationships with any director or executive officer of the Company, and there are no agreements or understandings between Dr. Murphy and any other person pursuant to which he was appointed to the Board. There are no related party transactions between the Company and Dr. Murphy that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended. Dr. Murphy will serve as a director until the next annual meeting of the shareholders of the Company, or until his respective successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal. No new compensatory arrangements were entered into with Dr. Murphy in connection with his appointment as the Company’s new Chief Executive Officer.

Item 7.01 Regulation FD Disclosure.

On August 25, 2015, the Company issued a press release announcing the appointment of Dr. Murphy as Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits

Exhibit Number	Description

17.1	Letter dated August 24, 2015, from John B. Hollister
99.1	Press release dated August 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: August 25, 2015	By:	/s/ Elizabeth Berecz
Elizabeth Berecz Chief Financial Officer

3